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                                                                    EXHIBIT 21.1


                     List of Subsidiaries of the Company(1)

Alfombras San Luis S.A. (Argentina)                                 Lear Corporation Drahtfedern GmbH (Germany)
Amtex, Inc. (Pennsylvania) (50%)                                    Lear Corporation EEDS and Interiors (Delaware)
Asia Pacific Components Co., Ltd. (Thailand) (98.62%)               Lear Corporation France S.A.R.L. (France)
Bing Assembly Systems, L.L.C. (Michigan) (49%)                      Lear Corporation (Germany) Ltd. (Delaware)
Chongqing Lear Chang'an Automotive Interior Trim Co., Ltd. (China)  Lear Corporation Global Development, Inc. (Delaware)
  (45.375%)                                                         Lear Corporation GmbH & Co. KG (Germany)
Consorcio Industrial Mexicanos de Autopartes, S.A. de C.V.          Lear Corporation Holdings Spain S.L. (Spain)
(Mexico)
Corporate Eagle Two, L.L.C. (Michigan) (50%)                        Lear Corporation Hungary Automotive Manufacturing Kft.
El Trim (Pty.) Ltd. (South Africa)                                    (Hungary)
General Seating of America, Inc. (Delaware) (50%)                   Lear Corporation Interior Components (Pty.) Ltd. (South
                                                                    Africa)
General Seating of Canada, Ltd. (Canada) (50%)                      Lear Corporation Italia S.p.A. (Italy)
General Seating of Thailand Corp., Ltd. (Thailand) (50%)            Lear Corporation Japan K.K. (Japan)
Gnosjoplast AB (Sweden) (10%)                                       Lear Corporation (Mauritius), Ltd. (Mauritius)
Gnosjoplast Fastighets AB (Sweden) (10%)                            Lear Corporation Mendon (Delaware)
Gnosjoplast Holding AB (Sweden) (10%)                               Lear Corporation Mexico, S.A. de C.V. (Mexico)
Hanil Lear India Private, Ltd. (India) (50%)                        Lear Corporation North West (Pty.) Ltd. (South Africa)
Hanyil Co., Ltd. (Korea) (82%)                                      Lear Corporation (Nottingham), Ltd. (UK)
Honduras Electrical Distribution Systems, S. de R.L. de C.V.        Lear Corporation Poland S.p. z o.o. (Poland)
  (Honduras)                                                        Lear Corporation Poland II S.p. z o.o. (Poland)
Industrias Cousin Freres, S.L. (Spain) (49.99%)                     Lear Corporation Portugal -- Componentes Para Automoveis,
                                                                    S.A.
Industrias Lear de Argentina, S.r.L. (Argentina)                      (Portugal)
Jiangxi Jiangling Lear Interior Systems Co., Ltd. (China) (41.25%)  Lear Corporation Romania S.r.L. (Romania)
                                                                    Lear Corporation Seating Czech s.r.o. (Czech Republic)
J.L. Automotive, L.L.C. (Michigan) (49%)                            Lear Corporation Seating France, S.A.S. (France)
John Cotton Plastics, Ltd. (UK)                                     Lear Corporation Seating France Feignies, S.A.S. (France)
LCT, Inc. (Michigan)                                                Lear Corporation Seating France Lagny, S.A.S. (France)
LDOS UK Branch (UK)                                                 Lear Corporation Slovakia s.r.o.  (Slovak Republic)
Lear ASC Corporation (Delaware)                                     Lear Corporation Spain S.L. (Spain)
Lear Asian OEM Technologies, L.L.C. (Delaware)                      Lear Corporation (SSD), Ltd. (UK)
Lear Automotive Corporation Singapore Pte. Ltd. (Singapore)         Lear Corporation Sweden AB (Sweden)
Lear Automotive Dearborn, Inc. (Delaware)                           Lear Corporation UK Holdings, Ltd. (UK)
Lear Automotive (EEDS) Almussafes Services S.A. (Spain)             Lear Corporation UK Interior Systems, Ltd. (UK)
Lear Automotive EEDS Honduras, S.A. (Honduras)                      Lear Corporation (UK), Ltd. (UK)
Lear Automotive (EEDS) Philippines, Inc. (Philippines)              Lear Corporation Verwaltungs GmbH (Germany)
Lear Automotive (EEDS) Poland Sp. z.o.o. (Poland)                   Lear de Venezuela C.A. (Venezuela)
Lear Automotive (EEDS) Services Saarlouis GmbH (Germany)            Lear Diamond Electro-Circuit Systems Co., Ltd. (Japan) (50%)
Lear Automotive (EEDS) Spain S.L. (Spain)                           Lear do Brazil, Ltda. (Brazil)
                                                                    Lear Dongfeng Automotive Seating Co., Ltd. (China) (50%)
Lear Automotive (EEDS) Tunisia S.A. (Tunisia)                       Lear Electrical (Poland) Sp. z.o.o. (Poland)
Lear Automotive Electronics GmbH (Germany)                          Lear Electrical Systems de Mexico, S. de R.L. de C.V.
                                                                    (Mexico)
Lear Automotive France, S.A.S. (France)                             Lear European Holding S.L. (Spain)
Lear Automotive Interiors (Pty.) Ltd. (South Africa)                Lear Financial Services (Luxembourg) S.a.r.L. (Luxembourg)
Lear Automotive Manufacturing, L.L.C. (Delaware)                    Lear Furukawa Corporation (Delaware) (51%)
Lear Automotive Morocco, S.A.S (Morocco)                            Lear Holdings, S.r.l. de C.V. (Mexico)
Lear Automotive Services (Netherlands) B.V. (Netherlands)           Lear Investments Company, L.L.C. (Delaware)
Lear Automotive Services (Netherlands) B.V. -- Philippines Branch   Lear JIT (Pty.) Ltd. (South Africa)
  (Netherlands)                                                     Lear Korea Yuhan Hoesa (Korea)
Lear Brits (S.A.) (Pty.) Ltd. (South Africa)                        Lear-Kyungshin Sales and Engineering, L.L.C. (Delaware)
Lear Canada (Canada)                                                Lear (Luxembourg) S.a.r.L. (Luxembourg)
Lear Canada Investments, Ltd. (Canada)                              Lear Mexican Holdings, L.L.C. (Delaware)
Lear Canada (Sweden) U.L.C. (Canada)                                Lear Mexican Trim Operations, S. de R.L. de C.V. (Mexico)
Lear Car Seating do Brasil, Ltda. (Brazil)                          Lear Midwest Automotive, Limited Partnership (Delaware)
Lear Corporation Asientos S.L. (Spain)                              Lear Netherlands (Holdings) B.V. (Netherlands)
Lear Corporation Austria GmbH & Co. KG (Austria)                    Lear-N.H.K. Seating and Interior Co., Ltd. (Japan) (50%)
Lear Corporation Austria GmbH (Austria)                             Lear Offranville S.A.R.L. (France)
Lear Corporation Belgium C.V.A. (Belgium)                           Lear Operations Corporation (Delaware)(2)
Lear Corporation Beteiligungs GmbH (Germany)                        Lear Otomotiv Sanayi ve Ticaret Ltd. Sirketi (Turkey)
Lear Corporation Canada, Ltd. (Canada)                              Lear Rosslyn (Pty.) Ltd. (South Africa)
Lear Corporation China, Ltd. (Mauritius) (82.5%)                    Lear Seating Holdings Corp. # 50 (Delaware)
Lear Corporation (Czech) s.r.o. (Czech Republic)


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
Lear Seating Holdings Corp. # 50 Shanghai Representative Office     Rael Handels GmbH (Austria)
  (China)                                                           RecepTec GmbH (Germany) (20.6534%)
Lear Seating Private, Ltd. (India)                                  RecepTec Holdings, L.L.C. (Michigan) (20.6534%)
Lear Seating (Thailand) Corp., Ltd. (Thailand) (98%)                RecepTec, L.L.C. (Michigan) (20.6534%)
Lear Sewing (Pty.) Ltd. (South Africa)
Lear South Africa Ltd. (Cayman Islands)                             Saturn Electronics de Juarez, S.A. de C.V. (Mexico) (45%)
Lear Technologies, L.L.C. (Delaware)                                Saturn Electronics Texas, L.L.C. (Michigan) (45%)
Lear Teknik Oto Yan Sanayi Ltd. Sirket (Turkey) (67%)               Shanghai Lear Automobile Interior Trim Co., Ltd. (China)
Lear Trim L.P. (Delaware)                                             (45.375%)
Lear UK Acquisition, Ltd. (UK)                                      Shanghai Songjiang Lear Automotive Carpet & Accoustics Co.,
Lear UK ISM, Ltd. (UK)                                                Ltd. (China) (41.25%)
Markol Otomotiv Yan Sanayi VE Ticaret A.S. (Turkey) (35%)           Shanghai Lear STEC Automotive Parts Co., Ltd. (China) (55%)
Martur Sunger ve Koltuk Tesisleri Ticaret A.S. (Turkey) (35%)       Shenyang Lear Automotive Seating and Interior Systems Co., Ltd.
Mawlaw 569, Ltd. (UK)                                                 (China) (60%)
Maymon Kft. (Hungary)                                               Societe Offransvillaise de Technologie S.A. (France)
Nanjing Lear Xindi Automotive Interiors Systems Co., Ltd. (China)   Strapur S.A. (Argentina) (5%)
  (50%)                                                             Total Interior Systems -- America, L.L.C. (Indiana) (39%)
Nawon Ind. Co., Ltd. (Korea) (40%)                                  UPM S.r.L. (Italy) (39%)
OOO Lear (Russia)                                                   Wuhan Lear-DPCA Auto Electric Company, Ltd. (China)
Precision Fabrics Group, Inc. (North Carolina) (40.93%)               (75%)

     (1)  All subsidiaries are wholly owned unless otherwise indicated.

     (2) Lear Operations Corporation also conducts business under the names Lear Corporation, Lear Corporation of Georgia, Lear Corporation of Kentucky and Lear Corporation of Ohio.